CERTIFICATION

John L. Sabre, President, and Christopher Moran, Treasurer of Princeton Private Investment Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2017 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer
Princeton Private Investment Fund	Princeton Private Investment Fund

/s/ John L. Sabre	/s/ Christopher Moran
John L. Sabre	Christopher Moran
Date: 12/08/17	Date: 12/08/17

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Princeton Private Investment Fund and will be retained by Princeton Private Investment Fund t and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.